U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 11, 2018
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

640 Plaza Drive, Suite 270, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2018, the Company’s entered into an Advisor Services Agreement, effective as of July 1, 2018 (the "Agreement"), with Sharon Sjostrom, former Chief Product Officer of the Company. Ms. Sjostrom’s employment with the Company ended on June 15, 2018. Under the terms of the Agreement, Ms. Sjostrom will serve as an independent contractor to advise the Company as needed on certain technical matters relating to the Company’s refined coal business unit (“RC”). The terms of the Agreement provide for Ms. Sjostrom to receive a monthly cash retainer in the amount of $7,000 per month. The Company has also agreed to pay Ms. Sjostrom variable cash incentive targets ranging from $100,000 to $300,000 based upon the successful closing of RC transactions at select utility locations. The variable incentive component may be increased by 50% in the event of an extension of at least one year of Section 45 of the Internal Revenue Code (the section dealing with applicable RC tax credits), subject to approval by the Compensation Committee of the Company’s Board of Directors. The term of the Agreement ends on December 31, 2018, unless extended or sooner terminated by the Parties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 17, 2018

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President and Chief Executive Officer

3